EXHIBIT 10.10

LEASE AMENDMENT AGREEMENT

THIS AGREEMENT is made effective this 16 day of May, 2003, by and between:

760 WASHINGTON AVENUE, L.L.C., c/o Russo Development, L.L.C., 71 Hudson Street, Hackensack, New Jersey 07601 (hereinafter referred to as “Landlord”),

– and –

SUNGARD RECOVERY SERVICES L.P., 1285 Drummers Lane, Wayne, Pennsylvania 19087 (hereinafter referred to as “Tenant”).

W I T N E S S E T H:

WHEREAS, the Landlord and Tenant are parties to a certain Lease Agreement dated as of August 21, 2002, respecting the real property commonly known as 760 Washington Avenue, Carlstadt, New Jersey 07072 (hereinafter the “Lease”); and

WHEREAS, the SunGard Data Systems Inc. (the “Guarantor”) executed a certain Conditional Guaranty of Payment pursuant to Section 42.1 of the Lease; and

WHEREAS, the Tenant has agreed to lease the remaining portion of the Landlord’s Premises designated as Unit “B” on Schedule “A” to the Lease consisting of approximately 68,306 square feet of single-story floor space for a term of eleven (11) years and nine (9) months commencing on January 1, 2004, and terminating on September 30, 2015.

NOW, THEREFORE, for good and valuable consideration, the receipt of which and legal sufficiency of which is hereby acknowledged, and the parties intending to be legally bound hereunder, the parties agree as follows:

1.	All capitalized terms utilized in this Lease Amendment Agreement shall be defined in the manner set forth in the Lease.

2.	All of the terms of the recitals set forth above are incorporated herein and are made a part of this Lease Amendment Agreement.

3.	Landlord and Tenant agree that commencing on January 1, 2004, and for the balance of the term of the Lease, the Demised Premises shall be and is hereby comprised of both Unit A and Unit B as depicted on Schedule “A” annexed to the Lease.

4.	The Landlord and Tenant agree that the Fixed Rent for Unit B shall be the rentals set forth on the attached Schedule “A” commencing on January 1, 2004, and terminating on September 30, 2015, for a total aggregate Fixed Rent of Seventeen Million Three Hundred Seventy-three Thousand Six Hundred Thirty-one and 10/100 Dollars ($17,373,631.10).

5.	The provisions of Paragraph 3.1 of the Lease are modified to provide that commencing on January 1, 2004, and throughout the balance of the term of the Lease the obligation of the Tenant to pay a percentage of common expenses shall be increased from 60.40% of the total costs of the items designated as “Additional Rent” to one hundred (100.00%) percent of the total costs of the items referred to in the Lease as Additional Rent and more specifically designated at Article 3 of the Lease.

6.	Landlord hereby agrees to deliver possession of Unit B to Tenant as of January 1, 2004.

7.	The parties hereto agree that: (a) this Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one and the same instruments, and that executed counterpart originals shall be satisfactory for purposes of enforcing this Amendment; and (b) original signatures transmitted via facsimile shall be acceptable for purposes of executing this Amendment. If counterpart originals are executed and/or original signatures are transmitted by facsimile, the parties hereto shall endeavor in good faith to deliver to each other executed counterpart originals within fifteen (15) days from the date hereof.

8.	Except as herein modified, all of the terms, conditions, covenants, agreements and provisions set forth in the Lease shall continue in full force and effect, and shall be applicable to the entire Demised Premises consisting of both Unit A and Unit B.

IN WITNESS WHEREOF the parties have hereunto placed their hands and seals effective as of the date first above written.

LANDLORD:
Signed, Sealed and Delivered	760 WASHINGTON AVENUE, L.L.C.
in the Presence of:

/S/ BARBARA LEMANOWICZ	By:	/S/ EDWARD RUSSO

Edward Russo, Managing Member

TENANT:

SUNGARD RECOVERY SERVICES LP

/S/ PAUL D. LOVELAND	By:	/S/ EDWARD C. MCKEEVER

Edward C. McKeever
Vice President and Controller

STATE OF NEW JERSEY	:
	:	SS.:
COUNTY OF BERGEN	:

On May 16, 2003, before me, the undersigned Notary Public, personally appeared EDWARD RUSSO, personally known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/S/ BARBARA LEMANOWICZ

(Signature of Notary)

My commission expires:

STATE OF PENNSYLVANIA	:
	:	SS.:
COUNTY OF CHESTER	:

On May 16, 2003, before me, the undersigned Notary Public, personally appeared EDWARD C. MCKEEVER, personally known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same as Vice President and Controller of SUNGARD RECOVERY SERVICES LP, and that he is authorized to execute and executed the foregoing instrument on behalf of and as the act and deed of said limited partnership.

WITNESS my hand and official seal.

TANJA M. Z. BARRON

(Signature of Notary)

My commission expires:

CONSENT OF GUARANTOR

The undersigned SunGard Data Systems Inc. (“Guarantor”), which executed a Conditional Guaranty of Payment dated as of August 21, 2002 (the “Guaranty”), in connection with the execution of a certain Lease Agreement dated as of August 21, 2002, between 760 Washington Avenue, L.L.C., as landlord (“Landlord”), and SunGard Recovery Services LP, as tenant (“Tenant”), with respect to the real property commonly known as 760 Washington Avenue, Carlstadt, New Jersey 07072, hereby consents to Tenant’s execution of a certain Lease Amendment Agreement dated as of May     , 2003, to which this consent is attached, which amends the Lease to include Unit B depicted on Schedule “A” to the Lease, and confirms that from and after July 1, 2003, the Guarantor’s obligations under the Guaranty shall apply to the entire Demised Premises including both Unit A and Unit B consisting of approximately 172,477 square feet.

GUARANTOR:

SUNGARD DATA SYSTEMS INC.

By:	/S/ MICHAEL J. RUANE

	Name:	Michael J. Ruane
	Title:	Sr. VP-Finance, CFO

STATE OF PENNSYLVANIA	:
	:	SS.:
COUNTY OF CHESTER	:

On this 16th day of May, 2003, before me personally came Michael J. Ruane, to me known, who being by me duly sworn, did depose and say that he is the Sr. VP – Finance and CFO of SunGard Data Systems Inc., a Delaware corporation, and that he is authorized to execute and executed the foregoing instrument on behalf of and as the act and deed of said corporation.

/S/ ELIZABETH C. MCCORMICK

Notary Public

My Commission Expires:	[Notarial Seal]

Schedule “A”

Fixed Rent for Unit B

Demised Premises	68,306 square feet

Period	Annual Rent PSF	Total Rent	Monthly Rent

January 1, 2004 through September 30, 2004	$18.36	$940,573.62	$104,508.18
October 1, 2004 through September 30, 2005	$18.89	$1,290,300.34	$107,525.03
October 1, 2005 through September 30, 2006	$19.43	$1,327,185.58	$110,598.80
October 1, 2006 through September 30, 2007	$19.99	$1,365,436.94	$113,786.41
October 1, 2007 through September 30, 2008	$20.57	$1,405,054.42	$117,087.87
October 1, 2008 through September 30, 2009	$21.17	$1,446,038.02	$120,503.17
October 1, 2009 through September 30, 2010	$21.78	$1,487,704.68	$123,975.39
October 1, 2010 through September 30, 2011	$22.41	$1,530,737.46	$127,561.46
October 1, 2011 through September 30, 2012	$23.06	$1,575,136.36	$131,261.36
October 1, 2012 through September 30, 2013	$23.73	$1,620,901.38	$135,075.12
October 1, 2013 through September 30, 2014	$24.42	$1,668,032.52	$139,002.71
October 1, 2014 through September 30, 2015	$25.13	$1,716,529.78	$143,044.15

Total Fixed Rent		$17,373,631.10